Exhibit 99.1

FOR IMMEDIATE RELEASE
Nicholas	Contact: Irina Nashtatik	NASDAQ: NICK
Nicholas Financial, Inc. Corporate Headquarters 2454 McMullen-Booth Rd. Building C, Suite 501 Clearwater, FL 33759	CFO Ph # (727)-726-0763	Web site: www.nicholasfinancial.com

Nicholas Financial Announces Extension of Chief Financial Officer's Employment Agreement

July 22, 2022 – Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK) announced the extension of Irina Nashtatik's Employment Agreement as Chief Financial Officer (CFO) through June 30, 2024. The material terms of Ms. Nashtatik’s Employment Agreement are disclosed in the Company’s Form 8-K filed on the date thereof.

For more information on Nicholas, visit www.nicholasfinancial.com.

About Nicholas Financial, Inc.

Nicholas Financial, Inc. (NASDAQ:NICK) is a specialized consumer finance company, operating branch locations in both Southeastern and Midwestern U.S. States. The Company engages primarily in acquiring and servicing automobile finance installment contracts (“Contracts”) for purchases of used and new automobiles and light trucks. Additionally, Nicholas Financial originates direct consumer loans (“Direct Loans”) and sells consumer-finance related products. For an index of Nicholas Financial, Inc’s new releases or to obtain a specific release, please visit our website at www.nicholasfinancial.com.

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